Exhibit 99.1
NEWS RELEASE

CONTACT:

Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Appoints New Chief Financial Officer

Industry Veteran Michael W. Wallace Joins Spok Management Team;
Company Appoints Shawn E. Endsley as Chief Accounting Officer

SPRINGFIELD, Va. (March 27, 2017) - Spok Holdings, Inc. (NASDAQ: SPOK), the global leader in healthcare communications, today announced that Michael W. Wallace has joined the Company as its new Chief Financial Officer (CFO). He will succeed Shawn E. Endsley in that position, who effective immediately assumes the role of Chief Accounting Officer. Wallace joins Spok from Intermedix, a global leader in healthcare revenue cycle/practice management and data analytics solutions, where he was Executive Vice President and CFO since August 2013. Wallace brings with him a proven ability to manage the finance function in a rapidly growing and changing environment and implementing strategies for improving revenue and profitability.
“I am excited to welcome Mike to Spok’s management team, where he will undoubtedly make an immediate impact as we continue our transition from a telecom-based wireless company to a software provider that delivers industry-leading unified critical communications solutions,” said Vincent D. Kelly, chief executive officer. “We are particularly impressed with Mike’s deep experience in medical diagnostic services, software development, digital/interactive marketing and regulatory compliance. I believe that Mike, and the entire team, will continue our commitment to Spok’s core values of putting the customer first, providing solutions that matter, innovation and accountability; while managing the investments that we are making in our software solutions, operating platform and infrastructure to drive long-term organic growth.”
"I can’t imagine a more exciting time to join Spok,” Wallace said. “Spok’s transformation and the investments that we are making in our systems, people and marketing programs is the right strategy

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and positions the company well to capture the large market opportunity ahead of us and for sustained, long-term growth. Vince and his executive team recognize and appreciate the importance of Spok’s mission, to deliver clinical information to care teams when and where it matters most to improve patient outcomes, and I am delighted to be a part of it.”
Wallace will lead Spok’s financial operations, including accounting, audit, budgeting, financial planning and analysis, tax, internal and external reporting and investor relations. He will report directly to Kelly. He succeeds Shawn Endsley, who has served as Spok’s CFO since 2010. Endsley will remain at Spok and report to Wallace in the role of Chief Accounting Officer.
“Shawn’s commitment to Spok has been vital to everything this company has achieved during the time he served as CFO,” said Kelly. “I am grateful and want to take this opportunity to thank him for all he has done to support Spok’s transformation from a telecom-based wireless company. However, we mutually agreed that the time was right to transition the CFO role to someone with deeper software industry experience. In his new role, Shawn will help us address regulatory and compliance changes as well as tackle the many opportunities to improve the efficiency and performance of our financial platform.”
Wallace has spent more than 20 years as a financial executive at both public and private companies. Prior to joining Intermedix, Wallace was the Executive Vice President and CFO of The Elephant Group (d.b.a. Saveology.com), a leading Internet-based, direct-to-consumer marketing platform. Prior to that, he served as Senior Vice President and CFO of Radiology Corporation of America, a national provider of mobile and fixed-site positron emission tomography (PET) imaging services. Wallace has also served as an Assistant Chief Accountant in the Securities and Exchange Commission’s (SEC) Division of Enforcement and was a member of the Commission’s Financial Fraud Task Force in Washington, D.C.
Prior to being at the SEC, Wallace served as CFO at Inktel Direct, Corp., a direct marketing service firm, CELLIT Technologies, Inc., a software company serving the contact center marketplace, and Kellstrom Industries, Inc., a publicly held global aerospace company. Before joining Kellstrom, Wallace worked at

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KPMG Peat Marwick, LLP in Miami for more than seven years. He received his bachelor’s degree in business administration from the University of Notre Dame and is a licensed Certified Public Accountant.
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About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Va., is proud to be the global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count, count on Spok.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

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